Exhibit 10.2.3

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of September 17, 2014 by and among Fifth Street Holdings L.P., a Delaware limited partnership (the “Partnership”) and Alexander C. Frank (the “Transferor”).

RECITALS

WHEREAS, the Transferor owns “profits interests” (within the meaning of Revenue Procedures 93-27 and 2001-43) issued by, FSCO GP LLC, a Delaware limited liability company (the “FSCO GP Interests”);

WHEREAS, contemporaneously with the execution of this Agreement, the Transferor is entering into a Contribution Agreement with the Partnership pursuant to which the Transferor is contributing membership interests of Fifth Street Management, LLC (the “FSM Interests”) to the Partnership (the “FSM Contribution Agreement”);

WHEREAS, in connection with, and as part of, the transactions contemplated by the FSM Contribution Agreement, the Transferor desires to contribute to the Partnership all of the FSCO GP Interests; and

WHEREAS, the Transferors and the Partnership desire to enter into this Agreement to set forth certain agreements of the Transferors and the Partnership regarding the contribution of the FSCO GP Interests to the Partnership.

AGREEMENTS

NOW, THEREFORE, in consideration of the above recitals and in consideration of the mutual agreements and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
EXCHANGE OF INTERESTS

Section 1.1           Exchange of Interests. Immediately prior to the pricing of the IPO, or at such earlier time as determined by the Partnership, the Transferor shall contribute and transfer to the Partnership, and the Partnership shall acquire from the Transferor, free and clear of all claims, pledges, liens or other encumbrances, all of the FSCO GP Interests (the “Contribution”). The Partnership shall issue to the Transferor Class A Units of the Partnership (the “LP Interests”) representing the percentage of the total aggregate outstanding LP Interests as set forth next to the Transferor’s name on Exhibit A of the FSM Contribution Agreement, which LP Interests shall be issued in exchange for the Transferor’s contribution of the FSM Interests and the FSCO GP Interests. Upon consummation of the Contribution, the Transferor shall (i) be withdrawn from, and shall cease to be a member of, FSCO GP LLC, (ii) cease to own, or have any rights with respect to or in respect of, the FSCO GP Interests and (iii) be admitted to the Partnership as a limited partner. The Transferor covenants and agrees that it shall execute and deliver to Fifth Street Management, LLC and the Internal Revenue Service a timely, valid election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

Section 1.2           Terms. The terms of the FSM Contribution Agreement and the Limited Partnership Agreement of the Partnership, including with respect to vesting, shall govern the LP Interests issued to the Transferor in connection with the Contribution. The Contribution shall be subject to the terms and conditions applicable to the Exchange (as defined in the FSM Contribution Agreement) as set forth in the FSM Contribution Agreement.

Section 1.3           Release of Claims. Effective upon the consummation of the Exchange, the Transferor irrevocably and absolutely releases FSCO GP LLC and each of its subsidiaries and affiliates (the “Released Parties”) from any and all claims the Transferor may have under the Limited Liability Company Agreement of FSCO GP LLC or otherwise in connection with the Transferor’s status as a member of FSCO GP LLC or related to the Transferor’s ownership of profits interests or membership interests of FSCO GP LLC.

ARTICLE II
REPRESENTATIONS AND WARRANTIES as to the transferor

The Transferor, severally and not jointly, represents and warrants to the Partnership as follows:

Section 2.1           Authority. The Transferor has the legal capacity and the right, authority and power under applicable laws to enter into, deliver and perform his obligations pursuant to this Agreement.

Section 2.2           Execution. This Agreement has been duly executed and delivered by the Transferor and constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms.

Section 2.3           Consents and Approvals; No Conflicts.

(a)          No consents or approvals are required to be obtained by the Transferor from any governmental entity or any third party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(b)          The execution, delivery and performance by the Transferor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) constitute or result in (i) a breach of, conflict with, violation of, acceleration of any obligation or loss of benefit under or constitute a default under any contract to which the Transferor is a party or violate or conflict, in any material respect, with any law applicable to the Transferor or (ii) the creation of any claim, pledge, lien or other encumbrance on any of the FSCO GP Interests.

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Section 2.4           Investor Representations. The Transferor hereby represents, warrants and acknowledges to the Partnership that: (a) he has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Partnership and is making an informed investment decision with respect thereto; (b) he is acquiring interests in the Partnership for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) he is an “Accredited Investor” as defined under Rule 501 of Regulation D under the Securities Act of 1933. If requested by the Partnership, the Transferor shall complete a customary accredited investor questionnaire verifying his status as an Accredited Investor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AS TO THE PARTNERSHIP

The Partnership represents and warrants to the Transferor as follows:

Section 3.1           Organization and Authority. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into, deliver and perform its obligations pursuant to this Agreement.

Section 3.2           Authorization. The execution, delivery and performance of this Agreement by the Partnership has been duly authorized by the Partnership. This Agreement has been duly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3           Consents and Approvals; No Conflicts.

(a)          No consents or approvals are required to be obtained by the Partnership from any governmental entity or any third party in connection with the execution and delivery of this Agreement.

(b)          The execution, delivery and performance by the Partnership of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) constitute or result in (i) a material breach of, conflict with, violation of, acceleration of any obligation or loss of benefit under or constitute a default under any contract to which the Partnership is a party or violate or conflict, in any material respect, with any law applicable to the Partnership, or (ii) the creation of any claim, pledge, lien or other encumbrance on any limited partnership interest of the Partnership.

ARTICLE IV
MISCELLANEOUS

Section 4.1           Further Assurances. The Transferor agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to execute any documents, instruments or assignments of any kind that may be reasonably necessary to carry out any of the transactions contemplated hereunder and to cooperate with the Partnership in connection with the foregoing.

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Section 4.2           Entire Agreement. This Agreement (including the Exhibits and Schedules hereto constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.3           Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or sent by email or facsimile, one business day after being sent by a major overnight courier, or three days after being mailed by registered mail, return receipt requested, to the parties at the addresses on file with Fifth Street Management LLC.

Section 4.4           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof that would give effect to the laws of any other jurisdiction.

Section 4.5           Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to cause it to be valid and enforceable and the invalidity or unenforceability of such provision prior to such modification shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity or unenforceability shall remain in full force and effect.

Section 4.6           Specific Performance. The Transferor acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the Transferor agrees that, without posting bond or other undertaking, the Partnership will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which he, she or it may be entitled, at law or in equity. The Transferor further agrees that, in the event of any action for an injunction or specific performance in respect of any such threatened or actual breach or violation, he will not assert that a remedy at law would be adequate.

Section 4.7           Amendment; Termination. This Agreement may only be amended by a written agreement executed by each of the parties hereto. This Agreement may be terminated at any time by written notice from the Partnership, which shall be given at such time as the Partnership determines to abandon the IPO. This Agreement shall terminate automatically, and without any further action by the parties hereto, if the IPO is not consummated on or prior to March 31, 2015.

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Section 4.8           Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 4.9           Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.10         Assignment; Binding Effect. No party may assign this Agreement or any right or interest, or delegate any of its duties or obligations, hereunder without the prior written consent of the other parties hereto. This Agreement is binding upon, and shall inure to the benefit of and is enforceable by, the parties hereto and their respective successors, assigns and personal representatives.

[End of text. Signature pages follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

PARTNERSHIP:

FIFTH STREET HOLDINGS L.P.

By:	/s/ Leonard M. Tannenbaum
Name:	Leonard M. Tannenbaum
Title:	General Partner

TRANSFEROR:

/s/ Alexander C. Frank
Name: Alexander C. Frank